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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934



       Date of Report (Date of earliest event reported): October 11, 1999



                               CALPINE CORPORATION

                            (A Delaware Corporation)
                        Commission File Number: 033-73160
                  I.R.S. Employer Identification No. 77-0212977




                           50 West San Fernando Street
                           San Jose, California 95113
                            Telephone: (408) 995-5115












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ITEM 5.  OTHER EVENTS

    On October 11, 1999, Calpine Corporation, a Delaware corporation, announced that it expects financial results for the three and nine months ending September 30, 1999 to exceed previous expectations.

(C)    Exhibits.

99.0 Press release dated October 11, 1999, announcing expectation of higher financial results for the three and nine months ended September 30, 1999.




SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       CALPINE CORPORATION


                                       By: /s/   Ann B. Curtis
                                           ---------------------------
                                                 Ann B. Curtis
                                          Executive Vice President and
                                             Chief Financial Officer
October 11, 1999













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EXHIBIT 99.0

NEWS RELEASE                           Contact:  408/995-5115
                                       Media Relations:  Katherine Potter, X1168
                                       Investor Relations:Rick Barraza, X1125



               Calpine Announces Expected Higher Financial Results
                           For The Third Quarter 1999


     (SAN  JOSE,  CALIF.)  October  11,  1999-Calpine   Corporation   [NYSE:CPN]
announced today that it expects financial results for the three and nine months ending September 30, 1999 to exceed previous expectations.

     For the quarter ended September 30, 1999, the company expects to recognize net income in the range of $40.5 to $41.5 million, compared with $23.1 million for the third quarter of 1998. Diluted earnings per share is expected to be in the range of $0.70 to $0.72 per share compared to $0.56 per share for the same period last year. Weighted shares outstanding for the quarter ended September 30, 1999 were approximately 58.0 million shares on a diluted basis after accounting for the recently completed two-for-one stock split.

     For the nine months ended September 30, 1999, net income in the range of approximately $61.9 to $62.9 million is expected, compared with $31.6 million for the same period last year. Diluted earnings per share in the range of $1.16 to $1.19 per share is expected compared to $0.77 for the same period last year.

     Financial results for both the three and nine months ended September 30, 1999 benefited primarily from the acquisition of 14 geothermal power plants-totaling approximately 700 megawatts-from Pacific Gas and Electric Company, completed in May 1999. For certain of these facilities, revenue includes amounts received under a Reliability Must Run contract with the California Independent System Operator, which is awaiting final Federal Energy Regulatory Commission approval.

     Calpine Corporation is national power company dedicated to providing customers with reliable and competitively priced electricity and thermal energy. Calpine currently has approximately 9,800 megawatts of capacity in operation, pending acquisition, under construction or in announced development in 14 states
- enough energy to power nearly ten million households. Calpine has headquarters in San Jose, Calif., with regional offices in Houston, Texas; Pleasanton, Calif.; and Boston, Mass. The company was founded in 1984 and is publicly traded on the New York Stock Exchange under the symbol CPN. To learn more about Calpine, visit its website at www.calpine.com.

     This news release discusses certain matters that may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the intent, belief or current expectations of Calpine Corporation ("the Company") and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results such as, but not limited to,(i) changes in government regulations and anticipated deregulation of the electric energy industry; (ii) the risk associated with obtaining regulatory approvals; (iii) commercial operations of new plants that may be delayed because of various development and construction risks, such as a failure to obtain financing and the necessary permits to operate or the failure of third-party contractors to perform their contractual obligations (iv) the assurance that the Company will develop additional plants, (v) a competitor's development of a lower-cost generating gas-fired power plant or (vi) the risks associated with marketing and selling power from power plants in the newly competitive energy market. Prospective investors are also referred to the other risks identified from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.








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